FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14,  2010

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 14, 2010, Florida Gaming Centers, Inc. (“Centers”), a Florida corporation and wholly owned subsidiary of Florida Gaming Corporation (the “Registrant”), a Delaware corporation, entered into and consummated a Partnership Interest Purchase Agreement (the “Purchase Agreement”) with West Flagler Associates, Ltd. (“Flagler”), a Florida limited partnership, pursuant to which Centers sold and assigned to Flagler its entire twenty-one percent (21%) interest (the “Partnership Interest”) in Summer Jai Alai, a Florida general partnership. Summer Jai Alai owns a summer pari-mutuel permit and is authorized to conduct pari-mutuel wagering at the Miami Jai Alai fronton and facility (the “Facility”). Centers owns a permit to conduct live gaming activities at the Facility.

The consideration for the Partnership Interest consisted of: (i) cash consideration in the amount of Two Million Dollars ($2,000,000) (the “Cash Consideration”); and (ii) forgiveness of certain debt owed by Centers to Flagler and assumption by Flagler of certain of Centers’ other debt obligations, as described below (the “Debt Forgiveness and Assumption”).

The Cash Consideration was comprised of: (a) $963,000 (the “Escrow Amount”) which was placed in an escrow account and will be distributed to Centers after completion of repairs to the Facility’s roof (the “Roof Repairs”), the cost of which is payable by Centers; and, (b) $982,407.74, which constituted $1,037,000 less $54,592.26 paid by Flagler directly to certain of Centers’ creditors at closing.

The Debt Forgiveness and Assumption was comprised of: (x) the forgiveness by Flagler of $416,666.48, which amount constituted the principal that Centers owed to Flagler on a promissory note in the original principal amount of $833,333 dated as of January 31, 2005 made by Centers in favor of Flagler and Calder Race Course, Inc. (“Calder”), a Florida corporation (the “Flagler/Calder Note”); (y) the assumption by Flagler of $416,666.48, which amount constituted the principal amount of the Flagler/Calder Note that Centers owed to Calder; and, (z) the assumption by Flagler of $84,916.59 which amount constituted the total accrued and unpaid interest on the Flagler/Calder Note.

Payment of the Escrow Amount is subject to the terms of both the Purchase Agreement and an escrow agreement among Centers, Flagler and a third-party escrow agent.  Pursuant to these agreements, the Escrow Amount will be paid to Centers upon completion of the Roof Repairs, subject to certain conditions. Pursuant to the Purchase Agreement, the Roof Repairs must be completed by December 31, 2010.

The Purchase Agreement grants to Flagler the non-exclusive right to conduct post-closing due diligence of Seller, the Facility and the MJA Permit to determine the feasibility of converting the Facility into a licensed slot machine facility.

The Purchase Agreement contains representations and warranties of the parties and other terms and conditions that are customary in the industry.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information in Item 1.01, above, is incorporated into this Item 2.01.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

By:	/s/ W. Bennett Collett
W. Bennett Collett Chairman and CEO

Date:   October 20,  2010